Exhibit 10.2

EXECUTION

LIMITED GUARANTEE

This Limited Guarantee, dated as of November 11, 2018 (this “Limited Guarantee”), is made by Essar Telecom Limited (the “Guarantor”) in favor of Black Box Corporation (the “Guaranteed Party” or the “Company”). Reference is made to that certain Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) entered into concurrently herewith by and among the Guaranteed Party, AGC Networks Pte Ltd., a Singapore entity (“Top Parent”), BBX Main Inc., a Delaware corporation and an indirectly wholly owned subsidiary of Top Parent (“Parent”), BBX Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“BBX Intermediate”), and Host Merger Sub, Inc. (“Merger Sub”), pursuant to which and subject to the terms and conditions of which Merger Sub will be merged with and into the Guaranteed Party, with the Guaranteed Party surviving as a wholly owned subsidiary of BBX Intermediate (the “Merger”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

1. Limited Guarantee. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, on the terms and conditions set forth herein, the due, complete and punctual payment, observance, performance and discharge of (i) the Expense Amount pursuant to Section 8.2(d) of the Merger Agreement or the Reverse Termination Fees pursuant to Section 8.2(g) or Section 8.2(h) of the Merger Agreement; (ii) all costs and expenses (including attorney’s fees and expenses) reasonably incurred by the Guaranteed Party in connection with the enforcement of its rights under Section 6.12, Section 8.2(d), Section 8.2(g), Section 8.2(h) and Section 9.11 of the Merger Agreement, together with any Recovery Costs payable pursuant to Section 8.2(j), and any interest constituting Recovery Costs; (iii) the payment obligations of Parent pursuant to Section 6.12 of the Merger Agreement; and (iv) the damages owed to the Company in connection with any Deliberate Financing Breach (as defined in the Merger Agreement), or any knowing material breach or deliberate material breach (each as defined in the Merger Agreement) of the covenants in the Merger Agreement by Top Parent, Parent, BBX Intermediate or Merger Sub, in each case if and when due in accordance with and subject to the terms of the Merger Agreement (the foregoing clauses (i), (ii), (iii), and (iv), the “Guaranteed Obligations”); provided, that (A) the maximum aggregate amount payable by, and liability of, the Guarantor in respect of the foregoing Guaranteed Obligations shall not exceed TWENTY-FIVE MILLION dollars ($25,000,000) (the “Cap”), and (B) the Guarantor will not be required to pay the Expense Amount or a Reverse Termination Fee pursuant to Section 8.2(d), Section 8.2(g) or Section 8.2(h), respectively, of the Merger Agreement prior to the second (2nd) Business Day following the delivery of a notice of termination of the Merger Agreement pursuant to which the Expense Amount or a Reverse Termination Fee, respectively, is payable. The Guaranteed Party hereby agrees that in no event shall (x) the Guarantor be required to pay any amount in excess of the Cap under or in respect of this Limited Guarantee, and (y) the Guarantor have any obligation or liability to any Person under, in respect of, or in connection with, this Limited Guarantee, the Equity Commitment Letter (as defined below), the Merger Agreement, the Debt Commitment Letter or the transactions contemplated hereby and thereby other than as expressly set forth in this Limited Guarantee or in the Equity Commitment Letter and except in the case of actual fraud. Any amounts actually paid to the Guaranteed Party by or on behalf of Top Parent, Parent, BBX Intermediate or Merger Sub with respect to the Guaranteed Obligations in accordance with the Merger Agreement shall be credited against the Cap. All payments under this Limited Guarantee shall be made in lawful money of the United States, in immediately available funds. The parties agree that this Limited Guarantee may not be enforced without giving effect to the Cap and the Guaranteed Party will not seek to enforce this Limited Guaranty for an amount in excess of the Cap.

2. Nature of Guarantee. The liability of the Guarantor hereunder shall not be affected or impaired by the failure of the Guarantor to receive any benefit from, or as a result of, its execution, delivery and performance of this Limited Guarantee, and the Guarantor hereby acknowledges that it is receiving direct and indirect benefits from the execution and delivery of the Merger Agreement and the transactions contemplated thereby. The Guaranteed Party shall not be obligated to file any claim arising out of, relating to, in connection with or based upon the Guaranteed Obligations in the event that Top Parent, Parent, BBX Intermediate or Merger Sub becomes subject to a receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings (collectively, an “Insolvency Proceeding”), and the Guarantor irrevocably waives the requirement for the Guaranteed Party to file any such claim, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder and shall not stay the Guarantor’s obligations as a result of the law applying to any Insolvency Proceeding or otherwise stay or delay enforcement of the Guaranteed Party’s rights hereunder against the Guarantor. In the event that any payment to the Guaranteed Party in respect of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made. This Limited Guarantee is a guaranty of payment and not a guaranty of collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Limited Guarantee up to an amount equal to the Cap, regardless of whether an action is brought against Top Parent, Parent, BBX Intermediate or Merger Sub or any other Person, or whether Top Parent, Parent, BBX Intermediate, Merger Sub or any other Person is joined in any such action or actions.

3. Changes in Obligations. (a) The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of the Guaranteed Obligations, and may also make any agreement with Top Parent, Parent, BBX Intermediate or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of any agreement between the Guaranteed Party and Parent or BBX Intermediate without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee; provided, that any such agreement(s) or modification(s) that reduces the Reverse Termination Fee with the prior written consent of the Guaranteed Party shall, without any further action of any party hereto, immediately and automatically be given effect under this Limited Guarantee and, to the extent applicable, result in a reduction in the Cap for purposes of this Limited Guarantee in an amount equal to the amount of the reduction of the Secondary Reverse Termination Fee pursuant to such agreement or modification. Except as otherwise expressly provided in this Limited Guarantee, when pursuing its rights and remedies hereunder against the Guarantor, the Guaranteed Party shall be under no obligation to pursue such rights and remedies it may have against Top Parent, Parent, BBX Intermediate Merger Sub or any other Person for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Guaranteed Party to pursue such other rights or remedies or to collect any payments from Top Parent, Parent, BBX Intermediate, Merger Sub or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Guaranteed Party or Top Parent, Parent, BBX Intermediate, Merger Sub or any such other Person or any right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

(b) The Guarantor agrees that its liabilities and obligations hereunder are absolute and unconditional irrespective of, and shall not be released, delayed or discharged, in whole or in part, or otherwise affected by, and the Guarantor hereby expressly waives to the fullest extent permitted by Law any defense now or in the future arising by reason of: (i) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Top Parent, Parent, BBX Intermediate, Merger Sub or any other Person; (ii) any change in the time, place, manner or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of any of the Guaranteed Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of, or any consent to any departure from, the terms or provisions of the Merger Agreement (provided that any such change, rescission, waiver, compromise, consolidation or other amendment or modification shall be subject to the prior written consent of Parent only to the extent expressly required by the Merger Agreement), (iii) the addition, substitution or release of any Person interested in the transactions contemplated by the Merger Agreement (provided, that any such addition, substitution or release shall be subject to the prior written consent of Parent or BBX Intermediate only to the extent expressly required under the Merger Agreement); (iv) any release or discharge of any obligation of Top Parent, Parent, BBX Intermediate or Merger Sub contained in the Merger Agreement to the extent resulting from any change in the corporate existence, structure or ownership of Top Parent, Parent, BBX Intermediate or Merger Sub or any other Person now or hereafter interested in the transactions contemplated by the Merger Agreement; (v) any Insolvency Proceeding affecting Top Parent, Parent, BBX Intermediate or Merger Sub or any other Person now or hereafter involved in the transactions contemplated by the Merger Agreement or affecting any of their respective assets; (vi) any lack of capacity, lack of authority or any other disability to the enforceability or validity of, or defense (other than the Retained Defenses (as defined below)) based on the unenforceability or invalidity of, the Guaranteed Obligations or the Merger Agreement against Parent or BBX Intermediate, or the unenforceability or invalidity of the Equity Commitment Letter against the Guarantor; (vii) subject to Section 3(c) hereof, the existence of any claim, set-off, counterclaim, defense, act, occurrence or other right which the Guarantor may have at any time against Top Parent, Parent, BBX Intermediate, Merger Sub or the Guaranteed Party, whether in connection with the Guaranteed Obligations or otherwise; (viii) the adequacy of any other means the Guaranteed Party may have of obtaining payment of the Guaranteed Obligations; (ix) the value, genuineness, regularity, illegality or enforceability of the Merger Agreement or any other agreement or instrument referred to herein, including this Limited Guarantee; or (x) subject to Section 3(c) hereof, any action or inaction on the part of the Guaranteed Party that is not in violation of the terms of the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letter or this Limited Guarantee, including without limitation, the absence of any attempt to assert any claim or demand against Parent or BBX Intermediate, or collect the Guaranteed Obligations from Top Parent, Parent, BBX Intermediate or the Guarantor.

(c) Notwithstanding any other provision of this Limited Guarantee, (i) the Guarantor reserves the right to assert defenses that Top Parent, Parent, BBX Intermediate or Merger Sub may assert under the Merger Agreement to payment of any Guaranteed Obligations (other than defenses arising from bankruptcy or insolvency of Top Parent, Parent, BBX Intermediate or Merger Sub or as expressly waived in Section 3(b) hereof) and (ii) the Guaranteed Party hereby agrees that to the extent Top Parent, Parent, BBX Intermediate and Merger Sub are relieved of any of their payment obligations under the Merger Agreement by the Guaranteed Party, the Guarantor shall be similarly relieved of its payment obligations with respect to such Guaranteed Obligations under this Limited Guarantee, but only to the same extent Top Parent, Parent, BBX Intermediate and Merger Sub are so relieved.

4. Certain Waivers (a) To the fullest extent permitted by applicable Law, the Guarantor hereby expressly and irrevocably waives any and all rights or defenses arising by reason of any Law that would otherwise require any election of remedies by the Guaranteed Party. Without limiting the foregoing, the Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any of the Guaranteed Obligations and all other notices of any kind (other than notices expressly required to be provided to Parent pursuant to Section 9.4 of the Merger Agreement to trigger payment of the Guaranteed Obligations), any right to require the Guaranteed Party to proceed against Top Parent, Parent, BBX Intermediate and Merger Sub, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Top Parent, Parent, BBX Intermediate or Merger Sub or any other Person in connection with the transactions contemplated by the Merger Agreement, and all guarantor or suretyship defenses generally (other than (i) as a result of payment of the Guaranteed Obligations in full in accordance with their terms, (ii) defenses to the payment of the Guaranteed Obligations that are available to Top Parent, Parent, BBX Intermediate and Merger Sub under the Merger Agreement, if any (other than defenses arising from the bankruptcy or insolvency of Top Parent, Parent, BBX Intermediate or Merger Sub or as expressly waived in Section 3(b) hereof) or (iii) as a result of the material breach by the Guaranteed Party of the terms of this Limited Guarantee; the foregoing clauses (i), (ii) and (iii), the “Retained Defenses”). The Guarantor hereby unconditionally and irrevocably agrees that it shall not, directly or indirectly, institute, and shall cause its respective Affiliates not to institute, any Action or make any claim asserting that, or assert as a defense that, this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms. The Guarantor acknowledges that it and its Affiliates will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement.

(b) To the fullest extent permitted by applicable Law, unless and until the Guaranteed Obligations shall have been paid in full, the Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company or any of its Affiliates or Representatives, Top Parent, Parent, BBX Intermediate or Merger Sub that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy against the Company or any of its Affiliates or Representatives, Top Parent, Parent, BBX Intermediate or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Affiliates or Representatives, Top Parent, Parent, BBX Intermediate or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

5. No Waiver; Cumulative Rights. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed by applicable Law or other agreement to which the Guaranteed Party is a party, except as specifically provided otherwise in this Limited Guarantee or such other agreement, shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

6. Representations and Warranties.

The Guarantor hereby represents and warrants that:

(a) the Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all limited company power and authority to execute, deliver and perform this Limited Guarantee;

(b) the execution, delivery and performance of this Limited Guarantee have been duly and validly authorized and approved by all necessary action, and no other proceedings or actions on the part of the Guarantor are necessary therefor, and do not and will not (i) contravene any provision of the Guarantor’s charter, partnership agreement, operating agreement or similar organizational documents, (ii) violate any applicable Law or judgment, order or decree of a Governmental Authority binding on the Guarantor or any of its property or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any material obligation or contract to which the Guarantor is a party;

(c) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Limited Guarantee by the Guarantor;

(d) this Limited Guarantee has been duly executed and delivered, and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity);

(e) the Guarantor (i) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Limited Guarantee, (ii) is not engaged in a business or a transaction, or about to engage in a business or a transaction, the result of which is that the Guarantor will be left with insufficient capital as to honor its obligations under this Limited Guarantee, and (iii) does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature; and

(f) the Guarantor has the financial capacity, or has uncalled capital commitments or otherwise has available funds in an amount equal to or in excess of the Cap, and will have the financial capacity to pay and fully perform its obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guarantee shall be available to the Guarantor for as long as this Limited Guarantee remains in effect.

7. Successors and Assigns. (i) The Guarantor may not assign its rights, interests or obligations hereunder to any other Person without the prior written consent of the Guaranteed Party; provided that the Guarantor shall be entitled to assign its interests and obligations hereunder without any consent to any one or more of its Affiliates, investment funds managed by it or its Affiliates or any such Affiliates’ limited partners and/or managed entities and/or accounts; provided further that, no such assignment by the Guarantor shall relieve the Guarantor of any of its obligations under this Limited Guarantee; and (ii) any attempted assignment in violation of this Section 7 shall be null and void. Subject to the foregoing, this Limited Guarantee shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

8. Continuing Guarantee; Termination.

(a) Except to the extent that the obligations and liabilities of the Guarantor are terminated pursuant to this Section 8, this Limited Guarantee shall remain in full force and effect and may not be revoked or terminated and shall remain in full force and effect and be binding on the Guarantor, and its respective successors and permitted assigns, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Guaranteed Obligations, subject to the Cap, and shall inure to the benefit of, and be enforceable by, the Guaranteed Party.

(b) This Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee as of the earliest to occur of:

(i) the Closing and the payment of all amounts payable in connection therewith under the Merger Agreement, including the acceptance for payment and payment for all Shares validly tendered and not withdrawn pursuant to the Offer under the Merger Agreement;

(ii) the valid termination of the Merger Agreement in accordance with its terms under circumstances set forth in the Merger Agreement in which none of Top Parent, Parent, BBX Intermediate or Merger Sub are obligated to make any payments with respect to any Guaranteed Obligations; provided, that, for the avoidance of doubt, this Agreement shall not so terminate in the event that the Guaranteed Party contests such purported circumstances reasonably promptly after such termination, in which event this Limited Guarantee shall not so terminate until a final and non-appealable Order confirming such circumstances is issued;

(iii) the date that is ninety (90) days following the valid termination of the Merger Agreement in accordance with its terms under circumstances in which Top Parent, Parent, BBX Intermediate or Merger Sub would be obligated to make any payments with respect to any Guaranteed Obligation, unless the Guaranteed Party has made a claim against Top Parent, Parent, BBX Intermediate or Merger Sub under the Merger Agreement or against the Guarantor under this Limited Guarantee prior to such date, in which case the relevant date shall be the earlier of the date such claim is (x) resolved as agreed in a written agreement between the Guarantor and the Guaranteed Party that specifically references this Section 8(b)(iii) in which the Guaranteed Party acknowledges that the obligations and liabilities of the Guarantor pursuant to this Limited Guarantee are terminated or (y) resolved by a final, non-appealable judgment of a court of competent jurisdiction in accordance with Section 11 hereof determining that the Guarantor does not owe any amount under this Limited Guarantee;

(iv) the time at which Top Parent, Parent, BBX Intermediate or Merger Sub has indefeasibly paid to the Guaranteed Party in full the Guaranteed Obligations; and

(v) the time at which the Guarantor has indefeasibly paid to the Guaranteed Party (in full) the Guaranteed Obligations up to the Cap.

(c) Subject to Section 9(e) of this Limited Guarantee, in the event that the Guaranteed Party or any of its Affiliates or their respective successors and assigns asserts in any Action relating to this Limited Guarantee, the Merger Agreement or the transactions contemplated thereby that the provisions of Section 1 hereof limiting the Guarantor’s liability to the Cap, or the provisions of this Guarantee, are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability in such Action that the Guarantor is liable in excess of or to a greater extent than the Cap or that any Related Party is liable in any amount (excluding in each case, the Retained Claims and the exercise of the Guaranteed Party’s rights to specific performance under the Equity Commitment Letter and Section 9.11 (Specific Performance) of the Merger Agreement), then (i) the obligations and liabilities of Guarantor under this Limited Guarantee and the Equity Commitment Letter (in each case, subject to the terms and conditions thereof) shall terminate ab initio and shall thereupon be null and void and (ii) neither the Guarantor nor any Related Party shall have any liability to the Guaranteed Party under this Limited Guarantee or otherwise.

(d) Notwithstanding anything to the contrary in this Limited Guarantee, this Section 8(d), Section 9, Section 10 and Section 11 hereof shall survive indefinitely (subject to applicable statute of limitations) following the termination of this Limited Guarantee.

9. No Recourse. (a) The Guaranteed Party acknowledges and agrees that neither BBX Intermediate nor Merger Sub has any assets, other than their respective rights under the Merger Agreement and the agreements contemplated thereby, and that, except as set forth in this Limited Guarantee or the Equity Commitment Letter, no funds are expected to be contributed to Parent unless and until the Acceptance Time occurs (or otherwise in connection with the obligations of the Parent Entities under the Merger Agreement referred to in the definition of “Guaranteed Obligations”), and that, except for rights against Top Parent, Parent, BBX Intermediate or Merger Sub in connection with the Merger Agreement that are related to the Guaranteed Obligations, to the extent expressly provided in Section 9.11 of the Merger Agreement, or against the Guarantor pursuant to the Equity Commitment Letter, the Guaranteed Party shall not have any right to cause any assets to be contributed to Top Parent, Parent, BBX Intermediate or Merger Sub by the Guarantor, any Related Party or any other Person.

(b) The Guaranteed Party acknowledges and agrees that (i) no Person other than the Guarantor has any obligations hereunder and (ii) it has no remedy, recourse or right of recovery against, and no personal liability shall attach to, any former, current or future director, officer, employee, agent, representative, attorney, direct or indirect equityholder, controlling person, general or limited partner, manager, member, stockholder, or Affiliate (other than Top Parent, Parent, BBX Intermediate or Merger Sub) of the Guarantor, or any former, current or future director, officer, employee, agent, representative, attorney, direct or indirect equityholder, controlling person, general or limited partner, manager, member, stockholder or Affiliate (other than Top Parent, Parent, BBX Intermediate or Merger Sub) of any of the foregoing (each, a “Related Party”), through Top Parent, Parent, BBX Intermediate or Merger Sub or otherwise, whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by the enforcement of any assessment or by any Action, by virtue of any applicable Law or otherwise, by or on behalf of Top Parent, Parent, BBX Intermediate or Merger Sub against any Related Party, in each case with respect to this Limited Guarantee except for all of the rights available to it in law or at equity (A) against Top Parent, Parent, BBX Intermediate and Merger Sub under, and in accordance with, the terms and conditions of the Merger Agreement (“Retained Merger Agreement Claims”), (B) under the Equity Commitment Letter against the Guarantor and its respective successors and permitted assigns in accordance with the Equity Commitment Letter (“Retained Equity Commitment Claims”), (C) against AGC Networks Inc. under and in accordance with the Confidentiality agreement (the “Confidentiality Agreement Claims”), and (D) against the Guarantor and its respective successors and permitted assigns under, to the extent provided in, and in accordance with this Limited Guarantee (“Retained Guarantee Claims”, and together with Retained Merger Agreement Claims, Retained Equity Commitment Claims and Confidentiality Agreement Claims, the “Retained Claims”).

(c) The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause each of its Affiliates and their respective Representatives not to institute, any Action or bring any other claim against the Guarantor or any Related Party arising under this Limited Guarantee, the Merger Agreement, the Equity Commitment Letter, the Debt Financing or the transactions contemplated thereby, except for any Retained Claims.

(d) Recourse against the Guarantor under this Limited Guarantee (which in any event shall be subject to the Cap) or with respect to Retained Equity Commitment Claims or claims against AGC Networks Inc. with respect to the Confidentiality Agreement Claims or against Top Parent, Parent, BBX Intermediate or Merger Sub solely with respect to the Retained Merger Agreement Claims shall be the sole and exclusive remedies of the Guaranteed Party and all of its Affiliates against the Guarantor and all Related Parties in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Equity Commitment Letter, the Debt Financing or any of the other agreements contemplated thereby, or the transactions contemplated thereby, and such recourse shall be subject to the limitations described herein and therein. Nothing in this Limited Guarantee shall confer or give, or shall be construed to confer or give, to any Person other than the Guarantor and the Guaranteed Party any rights or remedies against any Person other than as expressly set forth herein.

(e) Nothing in this Section 9 or otherwise in this Limited Guarantee shall be construed to limit or impair a claim against any person for actual fraud.

10. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when sent by facsimile (with written confirmation of transmission), (c) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), or (d) when delivered by email (with written evidence of transmission), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Guarantor:

Essar Telecom Limited

c/o AGC Networks

222 W Las Colinas Blvd.

Suite 200 North

Irving, TX 75039

Attn: Sanjeev Verma, CEO & Executive Director

Email: sanjeev.verma@agcnetworks.com

with a copy (which shall not constitute notice) to:

Alston & Bird LLP

1201 West Peachtree Street

Suite 4900

Atlanta, GA 30309

Attn: Justin Howard

Fax: (404) 253-8758

Email: justin.howard@alston.com

If to the Guaranteed Party:

c/o Black Box Corporation

1000 Park Drive

Lawrence, Pennsylvania 15055

Attention: Ron Basso, Executive Vice President, General Counsel and Secretary

Fax:

Email:Ron.Basso@blackbox.com

with a copy (which shall not constitute notice) to:

Jones Day

500 Grant Street, Suite 4500

Pittsburgh, PA 15219

Attn: David A. Grubman

Fax: (412) 394-7959

Email: dgrubman@jonesday.com

11. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a) This Limited Guarantee shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereunder.

(b) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT EXCLUSIVELY IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE, COUNTY OF NEW CASTLE. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS; (II) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR

HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (I) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 9.4 OF THE MERGER AGREEMENT; AND (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY SUCH JUDICIAL PROCEEDING OR OTHER ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12. Confidentiality. This Limited Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the transactions contemplated by the Merger Agreement. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to in any document (other than the Merger Agreement and Equity Commitment Letter), except with the written consent of the Guarantor. The foregoing notwithstanding, the Guaranteed Party may disclose the existence of this Limited Guarantee (a) to its Related Parties, (b) to the extent required by applicable Law and (c) to the extent necessary in order to enforce its rights under this Limited Guarantee, including in connection with any legal action to enforce such rights.

13. Entire Agreement. This Limited Guarantee and the covenants, representations and warranties regarding this Limited Guarantee contained in the Merger Agreement constitute the sole and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, proposals, undertakings, understandings, agreements, representations and warranties, both written and oral, among the Guarantor or any of its Affiliates (other than Top Parent, Parent, BBX Intermediate and Merger Sub), on the one hand, and the Guaranteed Party or any of its Affiliates, on the other hand, with respect to the limited guarantee contemplated hereby.

14. Amendments and Waivers. No amendment or waiver of any provision of this Limited Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Guaranteed Party, or in the case of a waiver, by the party against which the waiver is to be effective. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. No waiver by any party of any breach or violation of, or default under, this Limited Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Limited Guarantee will operate as a waiver thereof.

15. No Third-Party Beneficiaries. Except for the provisions of this Limited Guarantee that reference Related Parties (each of which shall be for the benefit of and enforceable by each Related Party), the parties hereto hereby agree that the Guarantor’s respective representations and warranties and the parties’ agreements as set forth herein are solely for the benefit of the parties hereto, in accordance with and subject to the terms of this Limited Guarantee, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto, their respective successors and permitted assigns, and (where applicable) any Related Party any rights or remedies hereunder, including the right to rely upon the Guarantor’s representations and warranties set forth herein.

16. No Presumption Against Drafting Party. The parties hereto acknowledge that each party and its counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.

17. Severability. Any term or provision of this Limited Guarantee found to be invalid, illegal or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability and shall not affect any other term or provision of this Limited Guarantee or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to Section 1 (including the Cap), Section 8 and Section 9 of this Limited Guarantee. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

18. Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Limited Guarantee.

19. Counterparts. This Limited Guarantee may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Limited Guarantee and any signed agreement or instrument entered into in connection with this Limited Guarantee, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail delivery of a “.pdf” format (or similar format) data file, shall be treated in all manner and respects as an original agreement or instrument and shall have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail transmission of a “.pdf” format (or similar format) data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail transmission of a “.pdf” format (or similar format) data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has executed this Limited Guarantee and the Guaranteed Party has agreed to and accepted this Limited Guarantee, as of the date first written above.

GUARANTOR

Essar Telecom Limited

By: /s/ Ritish DOORBIZ
Name: Ritish DOORBIZ
Title: Authorised signatory

Agreed to and accepted by: GUARANTEED PARTY Black Box Corporation

By /s/ David J. Russo Name: David J. Russo Title: CFO and Treasurer